ALT5 Sigma Reports Strong Q4 and Full-Year 2024 Results, Achieves Milestones with Record Revenue, 1,000+ Customers, and Strategic Leadership Appointments

•ALT5 Achieves Record-Breaking Q4 with $5.4 Million in Revenue
•Customer Base Surpasses 1,000 Accounts, a Historic Milestone
•Strong Annual Gross Margin of 50.2% and Impressive 18.2% Adjusted EBITDA¹ for Fintech
•Significant Working Capital Improvement of $4.5 Million Over Q3
•Ron Pitters Appointed as New Chief Operating Officer

LAS VEGAS, NV / ACCESSWIRE / March 28, 2024 / ALT5 Sigma Corporation (NASDAQ: ALTS) (“ALT5” or the “Company”), a fintech, providing next-generation blockchain-powered technologies for tokenization, trading, clearing, settlement, payment, and safe-keeping of digital assets, announced financial results for its fourth fiscal quarter and full year ended December 28, 2024.
“ALT5 Sigma’s Fintech segment delivered outstanding performance in Q4, building on the momentum from a record Q3 with another record-breaking quarter,” said Peter Tassiopoulos, CEO of ALT5 Sigma. “With a robust 50.2% gross margin for our Fintech segment for the full year and an 18.2% adjusted EBITDA¹, we are firmly positioned for sustained growth. Despite operating for just two and a half quarters in 2024, our Fintech segment outpaced ALT5’s total pre-acquisition revenue in 2023. This achievement, coupled with having achieved the on-boarding of over 1,000 customers—a first in our history, cements our position as a leader in the fintech space. We are excited about the future, focused on scaling our operations, and committed to delivering exceptional value in the quarters and years ahead.”
In a key leadership development, Ron Pitters, a Director of the Company, has been appointed as Chief Operating Officer. Ron brings a wealth of experience in technology, fintech, and global business leadership, having held senior roles at Axos Financial, Inc. His extensive expertise spans technology, capital markets, product development, and business innovation, making him the ideal fit to help drive ALT5’s global growth.
“We are thrilled to welcome Ron to the management team as our new COO,” Tassiopoulos added. “Having worked with Ron as a director, I am confident that his vast experience and strategic vision will be instrumental in scaling ALT5 to new heights as we capitalize on the tremendous growth opportunities ahead.”
Recent Highlights for the Company’s Three- and Twelve-Months Ended December 28, 2024, and Subsequent Events
•May 2024: Successfully completed the acquisition of our new wholly owned subsidiary, ALT5 Sigma, Inc.
•July 2024: Rebranded from JanOne Inc. to ALT5 Sigma Corporation, with the Nasdaq ticker symbol updated to “ALTS”.
•October 2024: Board approved the separation of the Company’s Fintech and Biotech segments into two independent entities. The Biotech entity (Alyea Therapeutics Corporation or “Alyea”) commenced funding in Q4 and is pursuing plans for a future independent listing.
•Q4 2024: Strengthened the Company’s intellectual property portfolio with a strategic acquisition.
•January 2025: Announced a key collaboration to integrate ALT5 Pay with Odoo’s suite of POS, eCommerce, and ERP systems, enabling Odoo’s 13 million users across 170 countries to enhance their payment solutions.
•Over the last few months: Introduced a suite of new cryptocurrency pairs, offering customers greater flexibility in trading and cryptocurrency payments, including the ability for merchants to accept $TRUMP Coin, via ALT5 Pay.
•February 2025: Honored as the “Best Payment Provider” at the SiGMA Eurasia Awards 2025, recognizing ALT5’s leadership in the payment sector.
•Post year-end: Continued innovation with new use cases, including real-time cryptocurrency transactions for investments in regulated financial markets and support for influencers in the gig economy to accept crypto payments for social media promotions.

As ALT5 accelerates its growth and expands its customer base, the Company remains focused on leveraging its cutting-edge blockchain technology to reshape the digital asset landscape, driving value for its customers and stakeholders alike.
Alyea’s Upcoming Standalone Listing and Key Leadership Additions
“Led by Dr. Amol Soin, Alyea has made some key additions to their team as they ramp up for a planned standalone listing and prepare for the pivotal study on their novel formulation of low-dose naltrexone (LDN), Alyea’s lead candidate for a non-opioid pain killer to treat Chronic Regional Pain Syndrome,” said Tassiopoulos. Dr. Soin has been instrumental in building this team, and I am actively collaborating with him in finalizing the team and board as they move forward on this very exciting opportunity to unlock value for all ALT5 and future Alyea shareholders.”
Alyea Leadership Team
Dr. Amol Soin, CEO - Dr. Soin is a nationally recognized thought leader and innovator in pain management, dedicated to advancing safe, non-opioid solutions for chronic pain. He has served as President of the American Society of Interventional Pain Physicians and several other national and state organizations, helping shape clinical standards and policy. Dr. Soin holds five academic degrees–including from Dartmouth and Brown–and has authored a medical textbook and more than 100 peer-reviewed publications. He holds several dozen global patents for medical devices and pharmaceutical compounds aimed at breaking the cycle of opioid dependence. A former President of the Ohio Medical Board, Dr. Soin played a key role in passing statewide opioid regulations. His leadership continues to drive Alyea’s mission to redefine pain care through innovation and compassion.

Dr. Anthony (Tony) Giordano, Chief Scientific Officer - Tony brings over 30 years of leadership in biotechnology, drug development, and translational science. He has held executive roles across multiple life sciences companies, where he successfully advanced therapies from early-stage discovery into clinical trials. With more than 20 U.S. patents, Tony work spans neurodegenerative diseases, oncology, and cardiovascular health. He has a strong track record of securing funding and building research-driven organizations. Prior to joining us, he served as President and CEO of NeuroTherapia and Abcon Therapeutics. Tony holds a Ph.D. in Molecular Genetics from The Ohio State University.

Dr. Stacey Alexander, Chief Technical Officer - Dr. Stacey Alexander has built a career at the intersection of science and strategy, leading the development of innovative drug products across multiple modalities and delivery systems. Over the past 20 years, he has brought more than 70 pharmaceutical products to life, from early formulation through full-scale manufacturing and regulatory submission. His expertise spans complex generics, sterile injectables, biologics, and nanotechnology-based therapies. A collaborative leader with deep technical insight, he has guided teams across R&D, CMC, and clinical operations. Dr. Alexander earned his Ph.D. in Chemical Engineering from the University of Alabama and has held senior positions at organizations including Akorn, Berg Health, and Adpen Pharmaceuticals.

Russ Belden, Chief Commercial Advisor - Russ Belden brings over 37 years of biotech commercialization and operational leadership experience, with a focus on guiding emerging biotech companies from preclinical stages to first launch. He began his career at Genentech, where he played a pivotal role in launching their BioOncology franchise–including Rituxan and Herceptin–and rose to become Director of Hematology Sales. As Founder and CEO of Bridge, Russ has supported more than 125 early-stage biotech companies, delivering hands-on commercialization strategy and interim leadership. He is also a recognized educator, having co-developed industry courses on drug valuation and commercialization readiness. Russ holds a B.S. in Pharmacy from the University of New York at Buffalo.
Q4 and Fiscal Year Financial Highlights (Stated in USD)
•Fintech Q4 Revenues of $5.42 million and $12.53 million for Fiscal 2024 (Fintech only includes the period of May 15 to year end- see footnote)
•Adjusted Q4 EBITDA¹ of Fintech division of approximately $1.03 million
•Working Capital improvement Q3 to Q4 of $4.5 million
•Cash and cash equivalents of $7.18 million

| | Thirteen Weeks Ended December 28, 2024 and December 30, 2023 | | Fifty Two Weeks Ended December 28, 2024 and December 30, 2023 | |
|---|---|---|---|---|
| **Fintech Segment** | **2024** | **2023** | **2024** | **2023** |
| Revenue | $ 5,422 | $ - | $ 12,532 | $ - |
| Operating Income | 291 | - | 905 | - |
| Adjusted EBITDA – Fintech | 1,033 | - | 2,362 | - |
| | | | | |
| **Company** | | | | |
| Revenue | $ 5,422 | $ 3,795 | $ 12,532 | $ 3,795 |
| Operating loss | (1,619) | (16,923) | (7,562) | (19,846) |
| Net Income (Loss) | (3,868) | (17,805) | (6,245) | (7,812) |
| Adjusted EBITDA – Fintech | 1,033 | - | 2,362 | - |
| Adjusted EBITDA – Biotech | 2,959 | 1,753 | - | (68) |
| | | | | |
| **Adjusted EBITDA – Reconciliation** | | | | |
| | | | | |
| **Fintech Segment** | | | | |
| Net Income | $ (1,207) | $ - | $ 469 | $ - |
| Plus: | | | | |
| Depreciation/Amortization | 601 | - | 1,316 | - |
| Stock Compensation | 116 | - | 116 | - |
| Unrealized Gain on exchange transactions | 431 | - | - | - |
| Realized Gain on exchange transactions | 257 | - | (374) | - |
| Interest Expense | 499 | - | 499 | - |
| Income tax provision | 336 | - | 336 | - |
| **Adjusted EBITDA – Fintech Segment** | $ 1,033 | $ - | $ 2,362 | $ - |
| | | | | |
| **Biotech Segment** | | | | |
| Net Loss | $ 1,967 | $ (707) | $ (2,086) | $ (1,532) |
| Plus: | | | | |
| Depreciation/Amortization | 482 | 362 | 2,086 | 1,452 |
| Stock Compensation | (1,507) | - | - | 12 |
| Deal related legal costs | (487) | - | - | - |
| Other | 114 | 745 | - | - |
| Interest Income | 5 | 1,598 | - | - |
| Unrealized Loss on Marketable Securities | (1,058) | (514) | - | - |
| Income tax provision | 3,443 | 269 | - | - |
| **Adjusted EBITDA – Biotech Segment** | $ 2,959 | $ 1,753 | $ - | $ (68) |
| | | | | |
| **Discontinued Ops Segment** | | | | |
| Net Income | $ - | $ (1,535) | $ - | $ 9,283 |
| Plus: | | | | |
| Depreciation/Amortization | - | - | - | 96 |
| Stock Compensation | - | - | - | - |
| Other | - | 3 | - | 3 |
| Interest Expense | - | 181 | | 181 |
| Gain from Discontinued Operations | - | 2,600 | - | (12,102) |
| Income tax provision | - | (2,187) | - | 971 |
| **Adjusted EBITDA – Discontinued Ops Segment** | $ - | $ (938) | $ - | $ (1,568) |
| | | | | |
| **Corporate and Other** | | | | |
| Net Income (loss) | $ (4,628) | $ (15,563) | $ (4,628) | $ (15,563) |
| Plus: | | | | |
| Depreciation/Amortization | - | - | - | - |
| Stock Compensation | 1,540 | - | 1,540 | - |
| Other | 938 | - | 938 | - |
| Interest Expense | 380 | (2,250) | 380 | (2,250) |
| Unrealized Loss on Marketable Securities | 1,058 | 926 | 1,058 | 926 |
| Impairment | - | 15,100 | - | 15,100 |
| Income tax provision | (3,377) | (429) | (3,377) | (429) |
| **Adjusted EBITDA – Discontinued Ops Segment** | $ (4,089) | $ (2,216) | $ (4,089) | $ (2,216) |

Adjusted EBITDA¹

Non-GAAP Financial Information
We evaluate the performance of our operations based on financial measures, such as “Adjusted EBITDA,” which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization, stock-based compensation, and other non-cash or nonrecurring charges.

Adjusted EBITDA does not represent cash flows from operations, as defined by generally accepted accounting principles (“GAAP”), and should not be construed as an alternative to net income or loss, and is indicative neither of our results of operations, nor of cash flow available to fund our cash needs. Adjusted EBITDA, as calculated by ALT5 Sigma Corporation, should not be compared to any similarly titled measures reported by other companies.

Our fiscal second quarter only includes initial revenue, profits, and cashflows from our Fintech business from May 15, 2024, forward, representing the date on which the acquisition of Alt5 Sigma, Inc. closed. As a result, the 52-weeks ended December 28, 2024, only includes the period that commenced on May 15, 2024 for the Fintech business.
The Company changed its corporate name from JanOne Inc. to ALT5 Sigma Corporation effective July 15, 2024.

The Company encourages all readers of this press release also to review Management’s Discussion and Analysis contained in the Company’s Annual Report on Form10-K filed with the Securities and Exchange Commission on March 28, 2025.

About ALT5 Sigma Corporation
ALT5 Sigma Corporation (Nasdaq: ALTS) is a unique Nasdaq-listed multidisciplinary organization with a focus on fintech and healthcare. The Company is one of the constituents of the Russell Microcap Index, as of June 28, 2024.

Launched in 2018, ALT5 Sigma, Inc. (a wholly owned subsidiary of ALT5 Sigma Corporation), is a fintech company that provides next-generation blockchain-powered technologies to enable a migration to a new global financial paradigm. ALT5 Sigma, Inc., through its subsidiaries, offers two main platforms to its customers: “ALT5 Pay” and “ALT5 Prime.” ALT5 Sigma, Inc. processed over $2 billion USD in cryptocurrency transactions in 2024.

ALT5 Pay is an award-winning cryptocurrency payment gateway that enables registered and approved global merchants to accept and make cryptocurrency payments or to integrate the ALT5 Pay payment platform into their application or operations using the plugin with WooCommerce and or ALT5 Pay's checkout widgets and APIs. Merchants have the option to convert to fiat currency(s) automatically or to receive their payment in digital assets.

ALT5 Prime is an electronic over-the-counter trading platform that enables registered and approved customers to buy and sell digital assets. Customers can purchase digital assets with fiat and, equally, can sell digital assets and receive fiat. ALT5 Prime is available through a browser-based access mobile phone application named “ALT5 Pro” that can be downloaded from the Apple App Store, from Google Play, through ALT5 Prime's FIX API, as well as through Broadridge Financial Solutions’ NYFIX gateway for approved customers.

Through its biotech activities, the Company is focused on bringing to market drugs with non-addictive pain-relieving properties to treat conditions that cause chronic or severe pain. Our patented product, a novel formulation of low-dose naltrexone (“JAN123”), is being initially developed for the treatment of Complex Regional Pain Syndrome (“CRPS”), an indication that causes severe, chronic pain generally affecting the arms or legs. The FDA has granted Jan123 Orphan Drug Designation for treatment of CRPS. The Company is working on the separation of our biotech business that will move forward under “Alyea Therapeutics Corporation.”

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the profitability and prospective growth of ALT5’s platforms and business, that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion. This press release also may contain statements and links relating to risks that JAN 101 will treat PAD, that JAN 123 will treat CRPS, the timing of the commencement of clinical trials, that the FDA will permit approval through a 505(b)(2) pathway for JAN 123, that upon approval JAN 101 will immediately disrupt the PAD market, and other statements, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such statements reflect the Company’s current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies.
Many factors could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release. Such factors could include, among others, those detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the sections entitled “Risk Factors” in the Company’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.
Media/Investor Relations Contact
IR@alt5sigma.com
1-800-400-2247